SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

NOVO ENERGIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Florida	65-1102237
(State of Incorporation or Organization)	(IRS Employer Identification No.)

Europa Place d'Armes, 750 Côte de Place d'Armes Suite 64, Montréal Qc H2Y 2X8 Canada
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|

Securities Act registration statement file number to which this form relates (if applicable): Not applicable.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class of stock is to be registered
NOT APPLICABLE	NOT APPLICABLE

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, $0.00001 PAR VALUE PER SHARE

(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

A description of the Common Stock is set forth at page 12 of the Prospectus forming part of the Registration Statement on Amendment No. 3 to Form SB-2/A filed under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission on September 25, 2001, Registration No. 333-63432 (the "Registration Statement") on behalf of Novo Energies Corporation (formerly “Atlantic Wine Agencies, Inc.”) (the Registrant"), which is hereby incorporated by reference for all purposes.

Item 2. Exhibits.

1. Articles of Incorporation (incorporated herein by reference to Exhibit 3.01 to the Registrant’s registration statement on Form SB-2 filed on June 20, 2001).

2. Articles of Amendment to Articles of Incorporation, dated August 2001 (incorporated herein by reference to Exhibit 3.01(b) to the Registrant’s registration statement on Form SB-2/A filed on August 10, 2001).

3. Articles of Amendment to Articles of Incorporation, dated January 21, 2004.

4. Articles of Amendment to Articles of Incorporation, dated June 8, 2009.

5. By-laws (incorporated herein by reference to Exhibit 3.03 to the Registrant’s registration statement on Form SB-2 filed on June 20, 2001).

6. Specimen Certificate for shares of Common Stock (incorporated herein by reference to Exhibit 4.01 to the Registrant’s registration statement on Form SB-2/A filed on August 10, 2001).

The Registrant hereby further incorporates by reference the description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424 under the Securities Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 10, 2009	Novo Energies Corporation

By: /s/ Antonio Treminio
Antonio Treminio, Chief Executive Officer